SCANA CORPORATION
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191691, 333-204218 and 333-213797 on Form S-8 and Registration Statement Nos. 333-206629 and 333-213798 on Form S-3 of our report dated June 23, 2017, relating to the financial statements and financial statement supplemental schedule of assets of SCANA Corporation 401(k) Retirement Savings Plan appearing in this Annual Report on Form 11-K of SCANA Corporation 401(k) Retirement Savings Plan for the year ended December 31, 2016.

/s/DELOITTE & TOUCHE LLP
Charlotte, North Carolina
June 23, 2017

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